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Libbey Inc.

Executive Compensation Outreach

Spring 2019

LIBBEY

Cautionary Statement

Material provided in this presentation includes forward-looking statements about Libbey Inc. These statements are subject to risks and uncertainties, including market conditions, competitive pressures, the value of the U.S. dollar and potential significant cost increases. Please refer to the Company's Form 10-K for fiscal year-end December 31, 2018, filed on February 27, 2019, for further information.

This presentation and today's discussion may contain non-GAAP financial measures that we use to measure performance under our incentive plans. These measures include Adjusted Cash Earnings; Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA; and Return on Invested Capital, or ROIC. We believe these are meaningful measures for investors to compare our results from period to period.

Reconciliations of the non-GAAP to GAAP measures may be found in the Appendix of this presentation as well as in our periodic reports filed with the SEC on Forms 10-K and 10-Q and in our proxy statement for the annual meeting of shareholders to be held on May 15, 2019.

Agenda

1. Libbey’s Creating Momentum strategy
2. Summary of 2018 executive pay program
3. Changes to executive pay program for 2019
4. Equity plan proposal
5. Q&A and feedback

LIBBEY



Creating Momentum Strategy

We remain committed to our Creating Momentum strategy

PROFITABLE GROWTH

- Improving marketing capabilities in new product development and innovation to drive profitable growth
  - Long-term goal: new products to make up 8-9% of global net sales
- Leveraging our e-commerce platform for growth
  - Goal: online sales to represent >20% of U.S. Retail Sales by 2021

OPERATIONAL EXCELLENCE

- Improving operating processes, systems and technology
- Leveraging continuous improvement to improve capabilities, lower costs and improve competitiveness
- Implementing ERP

ORGANIZATIONAL EXCELLENCE

- Building winning teams that foster high performance and live our core values
- Developing and strengthening internal capabilities



2018 Executive Pay Program

Our 2018 executive program was designed to provide competitive, at-risk pay to focus executives on critical elements of our Creating Momentum strategy

CORE COMPENSATION ELEMENTS FOR 2018

BASE SALARY

- Fixed component
- Reviewed annually
- Targeted to reasonable range of peer median

SENIOR MANAGEMENT INCENTIVE PLAN (SMIP)

- Annual cash incentive award
- At-risk, variable pay opportunity for short-term performance
    - Financial objectives – 65% of target, up from 50% of target in 2017
    - Shared strategic objectives – 35% of target, up from 22.5% in 2017
    - Individual strategic objectives – 0% of target, down from 27.5% of target in 2017
- No guaranteed minimum payout

LONG-TERM INCENTIVE PLAN (LTIP)

- 50/50 mix of performance cash and restricted stock units (RSUs)
- Represents at-risk pay opportunity for long-term performance
- No guaranteed minimum payout for performance cash

Our 2018 SMIP was structured to increase focus on key financial measures and shared strategic objectives


40%
Adjusted
Cash Earnings
65%
Financial Metrics
15%
E-Commerce
Revenue
2018
SMIP
10%
New Product
Revenue
35%
Strategic
Objectives

Three equally weighted objectives that support our Creating Momentum strategy:

- Planning and implementation of an ERP system that is expected to deliver annual run rate benefits of $15 - $20 million when fully implemented
- Improvement in customer service levels (OTIF) to differentiate Libbey from competitors
- Individual and leader development to ensure leaders at every level are equipped to support achievement of the Company's goals

See Appendix for definition of Adjusted Cash Earnings

In 2018 we faced significant challenges that negatively impacted our financial results

- Heightened competitive pressures
  - Unusual amount of competitive pricing pressure, particularly in December 2018, driven by a handful of competitors that sold product into the US foodservice market at very significant discounts
- Continued declines in U.S. foodservice traffic
- Perceived economic uncertainty in many of the markets in which we operate
  - Unanticipated reluctance by many customers in Q4 2018 to take normal year-end purchases into inventories as they have in years past
  - Uncertainty in EMEA over Brexit

We fell short of our adjusted cash earnings target but made significant progress on other financial objectives and shared strategic objectives

(dollars in USD millions)	Target	Actual	Payout
Financial Objectives			
Adjusted Cash Earnings	$94.1	$68.6	***0%***
E-Commerce Revenue[(1)]	33%	34%	***100%***
New Product Revenue[(2)]	$54.0	$58.5	***170%***
Shared Strategic Objectives			
ERP Planning and Implementation	Execute two milestones, within budget	Executed one milestone, within budget	
Service Levels[(3)]	86%	90%	***166.7% combined***
Individual and Leader Development	Assess 75% of leaders, train supervisors at manufacturing and non-manufacturing sites, and establish development plans for > 75% of salaried employees	Assessed 100% of leaders, trained supervisors at all locations, and completed development plans for all salaried employees	

(1) Percent increase from prior year
(2) Gross revenue from new products launched in the previous 36 months on a rolling basis
(3) Percent of customer orders filled on time and in full during the last six months of the year

(1) See Appendix for definition of Adjusted Cash Earnings

As a result of this collective performance, most executive officers received SMIP payouts of 90.3%

- The Compensation Committee exercised discretion to increase by 10% the payouts for the CEO, CFO and General Counsel
  - The increases recognized their significant efforts and leadership in connection with a strategic initiative that the Company terminated in the third quarter of 2018
  - These increases resulted in total payouts for the CEO, CFO and General Counsel of 99.4% of target
- The SMIP has paid out below target for each of the last six years, evidencing the rigor of the targets set by the Compensation Committee

At-risk 2018 LTIP opportunity aligns pay with shareholder interests and key business and financial objectives

Performance-Based Cash

- Payout based on average of three discrete, single-year payout scores over three-year performance cycle
- In 2018, shifted financial metric from ROIC[(1)] to adjusted EBITDA[(1)]
  - Intended to re-focus management on primary drivers of cash earnings
  - Recognized that significant investments in ERP, e-commerce and new product development were unlikely to generate significant returns until future years
- Cash used instead of shares to manage burn rate

Equity

- Equity with an intended economic value on the grant date equal to 50% of target opportunity
- In order to manage burn rate, two significant changes to the equity component of the 2018 LTIP:
  - Eliminated NQSOs, opting to award only RSUs in 2018
  - Changed method used to calculate number of RSUs awarded, resulting in a 21-26% reduction in the economic value of RSUs awarded compared to the method used for 2017 RSU awards
- Four-year vesting to promote talent retention during business turnaround
- Together with share retention requirements, aligns with shareholder interests because ultimate value to executives fluctuates with share price

(1) See Appendix for definitions of ROIC and adjusted EBITDA

Changes to Executive Pay Program for 2019

LIBBEY

The Compensation Committee continuously assesses and adjusts the executive pay program to enhance the link between pay and performance

2019

Base Salary

- Reduced pay package for new CEO
- No salary increases for named executives except CFO

SMIP

- 85% on financial metrics (50% Adjusted Cash Earnings[1], 20% OTIF and inventory reduction, and 15% new product revenue) and 15% on non-financial strategic objective of ERP implementation

LTIP

- Maintains same plan design as 2018 LTIP
  - 50/50 performance cash/RSUs

Looking ahead to 2020

LTIP

- Current intention to change 2020 LTI mix to include performance shares if shareholders approve the Amended and Restated 2016 Omnibus Incentive Plan[2]

(1) See Appendix for definitions of Adjusted Cash Earnings
(2) Ultimate decision will depend on a variety of factors and circumstances existing at the time the program is adopted

Core compensation opportunity for new CEO reduced compared to previous CEO

- Mike Bauer succeeded Bill Foley as Libbey's CEO effective March 25, 2019
- The core elements of Mr. Bauer's compensation package include:
  - $675,000 initial base salary
  - 2019 SMIP target opportunity equal to 100% of actual base earnings
  - 2019 LTIP target opportunity equal to 225% of annual base salary
- Mr. Bauer also received an inducement award of 150,000 non-qualified stock options
  - Divided into four equal groups with exercise prices of $7.00, $8.50, $10,00, and $11.50
  - Cliff vest on March 25, 2022

CEO Core Compensation Opportunity[1]


$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2018 Bill Foley
2019 Mike Bauer
Base Salary
SMIP
LTIP

(1) *Includes annualized salary, SMIP target using annualized salary, and LTIP target without proration for partial performance cycles*



Equity Plan Proposal

Adoption of the Amended and Restated Libbey Inc. 2016 Omnibus Incentive Plan is in Libbey's best interests

- **Fewer than 350,000** shares remain available for grant under our existing omnibus incentive plans
- Due to limited share availability under the existing omnibus incentive plans, inducement awards for Mike Bauer were made outside the omnibus incentive plans
- Additional shares are needed to ensure Libbey can make continued equity grants in order to attract and retain key talent
- Additional shares allow Libbey to structure compensation programs that more closely align pay with performance
- The ability to grant equity awards helps Libbey conserve cash, which can be better used to reduce debt or reinvest in our business
- Additional shares enable Libbey to act on feedback received from shareholders
  - Shareholders have expressed a preference for performance equity and suggested awards of stock options to attract and motivate key talent

The Amended 2016 Plan incorporates best practices

- ✓ No repricing or buyouts of stock options or SARs
- ✓ No discounted stock options or SARs
- ✓ No automatic reload of stock options
- ✓ No liberal share counting
- ✓ Except with respect to a maximum of 5% of the shares under the plan:
  - Minimum 1-year vesting for full-value awards that vest based on continued employment/service; and
  - Minimum 1-year performance period for full-value awards that vest based on performance goals
- ✓ Minimum 1-year vesting for stock options and SARs
- ✓ Double trigger change in control vesting
- ✓ No dividend equivalents on stock options or SARs
- ✓ Dividends and dividend equivalents paid only to the extent all vesting conditions or restrictions are satisfied
- ✓ Awards subject to clawback/forfeiture

The requested increase in shares is reasonable

- Depending on Libbey's stock price and the mix of LTI vehicles, we would expect the shares requested, together with the remaining shares available under the plans, to be sufficient to cover equity awards made in 2020 and 2021, assuming no extraordinary retention awards
- We manage our equity compensation responsibly
  - Equity overhang as of March 20, 2019 (record date): 17.6%
  - 3-year average burn rate: 2.7%

Our Board unanimously recommends that you vote "FOR"

Proposal 1	**Election of Ginger M. Jones and Eileen A. Mallesch to serve as Class II directors**
Proposal 2	**Advisory Say-on-Pay**
Proposal 3	**Approval of the Amended and Restated Libbey Inc. 2016 Omnibus Incentive Plan**
Proposal 4	**Ratification of the appointment of Deloitte & Touche LLP as Libbey's independent auditors for the 2019 fiscal year**

Thank you for your support



Q&A and Feedback



Appendices

Libbey's executive pay practices are intended to drive performance and align with shareholders' long-term interests

- ✓ 80% of 2018 CEO pay opportunity was at-risk
- ✓ 50% of 2018 CEO pay opportunity was performance-based
- ✓ Annual and long-term incentive plans tied to our business strategy and long-term objectives
- ✓ Executives required to retain meaningful amounts of Libbey stock
- ✓ Every other year the Compensation Committee reviews market data relative to our peer group
- ✓ The Compensation Committee annually reviews tally sheets to ensure compensation opportunities are consistent with intent
- ✓ CEO payouts under annual and long-term incentive plans have been below target each of last five years, consistent with Libbey's overall performance

Appendix of Non-GAAP Definitions

- **Adjusted Cash Earnings**
  - Adjusted EBITDA (defined below) plus or minus changes in Trade Working Capital (defined below)
- **Adjusted EBITDA**
  - U.S. GAAP net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and special items, when applicable, that Libbey believes are not reflective of our core operating performance
- **ROIC**
  - After-tax income from operations (using a 35% tax rate), adjusted for special items, over ending Trade Working Capital (defined below) plus net book value of property, plant and equipment
- **Trade Working Capital**
  - Net accounts receivable plus net inventories less accounts payable